                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

[ ]   Preliminary Information Statement

[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
      (d) (2) )

[X]   Definitive Information Statement

                             SUNAMERICA SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ---------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

            ---------------------------------------------------------------

      5)    Total fee paid:

            ---------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ---------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

            ---------------------------------------------------------------

      3)    Filing Party:

            ---------------------------------------------------------------

      4)    Date Filed:

            ---------------------------------------------------------------

AIG SUNAMERICA RETIREMENT MARKETS, INC.             [AGI SunAmerica Logo]
21650 Oxnard Street                             tne retirement specialist
Woodland Hills, CA 91367
(800) 445-7862

March 16, 2006

Dear Contract Owner:

      We are writing to provide you with the enclosed information statement. The information statement provides information regarding the recent addition of a subadviser to the SunAmerica Balanced Portfolio (the "Portfolio") of SunAmerica Series Trust (the "Trust"). On December 14, 2005, the Board of Trustees (the "Trustees") approved a decision to engage J.P. Morgan Investment Management Inc. ("JP Morgan") as the subadviser to the Portfolio. Accordingly, the Trustees approved the engagement of JP Morgan to serve as subadviser effective January 23, 2006. Prior to January 23, 2006, AIG SunAmerica Asset Management Corp., the Adviser to the Trust, managed the assets of the Portfolio.

      THE CHANGE IN PORTFOLIO MANAGEMENT DID NOT RESULT IN ANY MODIFICATIONS TO THE PORTFOLIO'S PRINCIPAL INVESTMENT OBJECTIVE AS STATED IN THE TRUST'S PROSPECTUS OR THE MANAGEMENT FEE PAYABLE BY THE PORTFOLIO.

      As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of JP Morgan and the terms of the subadvisory agreement with JP Morgan, which the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940, as amended, have approved.

      THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,

/s/ Jane Aldrich
-----------------
Jane Aldrich, CFA
Senior Vice President
AIG SunAmerica Retirement Markets, Inc.

                             SUNAMERICA SERIES TRUST
                          SUNAMERICA BALANCED PORTFOLIO
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                        --------------------------------

                              INFORMATION STATEMENT
                     REGARDING THE ADDITION OF A SUBADVISER
                      FOR THE SUNAMERICA BALANCED PORTFOLIO

                        --------------------------------

      This information statement is being provided to the shareholders of the SunAmerica Balanced Portfolio (the "Portfolio") of SunAmerica Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits AIG SunAmerica Asset Management Corp. ("SunAmerica"), as the investment adviser, manager and administrator of the Trust's portfolios, to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

      WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

      This information statement will be mailed on or about March 16, 2006 to contract owners who chose the Portfolio as an investment option prior to January 31, 2006.

PURPOSE OF THE INFORMATION STATEMENT

      On December 14, 2005, the Trustees approved a Subadvisory Agreement between SunAmerica and J.P. Morgan Investment Management Inc. ("JP Morgan") with respect to the Portfolio (the "JP Morgan Subadvisory Agreement"). As of January 23, 2006, JP Morgan became the subadviser of the Portfolio. Prior to January 23, 2006, SunAmerica managed the Portfolio. The decision to engage JP Morgan is discussed in more detail in the section titled "Factors Considered by the Board of Trustees."

THE TRUST

      The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

      The subadvisers to the Trust's portfolios, including JP Morgan, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, the rules and interpretations thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENT

      SunAmerica previously managed the assets of the Portfolio. SunAmerica recommended JP Morgan in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record. In accordance with the Trustees' approval of the engagement of JP Morgan to manage the assets of the Portfolio in place of SunAmerica, they approved an Amendment to the existing the Subadvisory Agreement with JP Morgan, which became effective January 23, 2006 (the "Subadvisory Agreement").

      The Subadvisory Agreement between SunAmerica and JP Morgan, on behalf of the Portfolio, provides that (i) the Subadviser shall manage the assets of the Portfolio, (ii) SunAmerica shall compensate the Subadviser for its services,
(iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio's investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement, as amended, is attached to this information statement as Exhibit A.

      Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is as follows: 0.70% to $50 million, 0.65% on the next $100 million, 0.60% on the next $150 million, 0.55% next $200 million, and 0.50% over $500 million of the Portfolio's average daily net assets or $2,065,555 for the fiscal year ended January 31, 2005. Prior to January 23, 2006, SunAmerica served as the Manager to the Portfolio and the Portfolio had no subadviser.

      Pursuant to the JP Morgan Subadvisory Agreement dated January 23, 2006, the fees paid by SunAmerica to JP Morgan are as follows: 0.40% on the first $50 million, 0.30% on the next $100 million, and 0.25% over $150 million.

      If for the fiscal year ended January 31, 2005, JP Morgan had served as a subadviser to the Portfolio, SunAmerica would have paid JP Morgan $950,0252 or 0.29%. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement is attached to this information statement as Exhibit A.

INFORMATION ABOUT THE SUBADVISER

      JP Morgan is a Delaware corporation and is an indirect wholly-owned subsidiary of JPMorgan Chase & Co. JPMorgan Chase & Co. is located at 270 Park Avenue, New York, New York 10017. JP Morgan provides investment advisory services to a substantial number of institutional and other investors, including other registered investment advisers. As of September 30, 2005, JP Morgan together with its affiliated companies, had approximately $827.6 billion in assets under management. JP Morgan is located at 522 Fifth Avenue, New York, New York 10036.

      The names and positions of the directors and the principal executive officer of JP Morgan are as follows:

        NAME                                     POSITION
------------------           -------------------------------------------------
Evelyn V. Guernsey           President, Director, Managing Director
George C.W. Gatch            Director, Managing Director
Seth P. Bernstein            Global Head of Fixed Income, Managing Director
Lawrence M. Unrein           Director, Managing Director
Martin R. Porter             Global Head of Equities, Managing Director
Andrew Spencer               Chief Investment Officer of U.S. Retail Business,
                              Managing Director
Anthony M. Roberts           Head of Legal, Managing Director
Thomas J. Smith              Chief Compliance Officer, Managing Director
Clive S.T. Brown             Director
Iiman A. Pappas              Managing Director, Treasurer

      The address for each of the named directors and officer is 522 Fifth Avenue, New York, NY 10036.

      JP Morgan is the investment adviser for other mutual funds that have an investment objective similar to that of the Portfolios. The name of such fund(s), together with information concerning the funds' assets, and the annual fees paid (as a percentage of average net assets) to JP Morgan for its services, are set forth below.

                                              ASSETS AS OF
                                            DECEMBER 31, 2005                     FEE RATE
             FUND NAME                         (MILLIONS)             (% OF AVERAGE DAILY NET ASSETS)
-----------------------------------         -----------------         -------------------------------
JP Morgan Investment Trust Balanced          $132 million                            0.70%
Portfolio
JP Morgan Diversified Fund                   $719 million                            0.55%

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

      The Trustees received materials related to certain factors used in their consideration of whether to approve the Subadvisory Agreement, including: (1) the nature, extent and quality of services to be provided by JP Morgan; (2) the size and structure of the subadvisory fees charged in connection with JP Morgan's management of the Portfolio, compared to subadvisory fee rates of a group of funds with similar investment objectives (respectively, the "Expense Group/Universe" and the "Subadvisory Expense Group/Universe"), as selected by an independent third-party provider of investment company data; (3) the investment performance of the Portfolio and the performance of a comparable portfolio managed by JP Morgan; (4) the costs of services and the benefits potentially derived by JP Morgan; (5) the terms of the Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale by engaging JP Morgan; and (7) information regarding JP Morgan's compliance and regulatory history. In addition, the Trustees considered the organization capability and financial condition of JP Morgan and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

      The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (the "Independent Trustees") as defined in the Investment Company Act of 1940, as amended, were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

      Nature, Extent and Quality of Services. The Trustees, including the Independent Trustees, considered the nature, quality and extent of services to be provided by JP Morgan. The Trustees noted that JP Morgan would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Trustees reviewed JP Morgan's history, structure and size, and investment experience. The Trustees were informed that in SunAmerica's judgment, JP Morgan has the size, visibility and resources to attract and retain highly qualified investment professionals.

      The Trustees reviewed the qualifications, background and responsibilities of JP Morgan's personnel who would be responsible for providing investment management services to the Portfolio. The Trustees concluded that they were satisfied with the nature, quality and extent of the services to be provided by JP Morgan and that there was a reasonable basis on which to conclude that it would provide high quality services to the Portfolio.

      Fees and Expenses. The Trustees received and reviewed information regarding the Portfolio's anticipated subadvisory fees compared against the subadvisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that with respect to subadvisory fees, SunAmerica negotiated such fees with JP Morgan at arms-length.

      The Trustees considered that the Portfolio's subadvisory fee rate payable to JP Morgan was below the median of its Subadvisory Expense Group and that the aggregate subadvisory fees paid by SunAmerica would increase as result of the addition of JP Morgan. The Trustees also considered that the subadvisory fees are paid by SunAmerica and not by the Portfolio such that the increase in subadvisory fees will not effect the Portfolio's total expenses. In addition, it was noted that subadvisory fees may vary widely within a Subadvisory Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

      On the basis of the information considered, the Trustees concluded that the subadvisory fee rate was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

      Investment Performance. The Trustees, including the Independent Trustees, received and reviewed information prepared by SunAmerica reflecting the Portfolio's investment performance and the investment performance of fund managed by JP Morgan with a substantially similar investment objective and investment strategy. Generally, the performance information reviewed included annualized returns for the one-, three- and five-year periods. It was noted that the Trustees monitor and review the performance of the Portfolio on a quarterly basis.

      The Trustees considered that SunAmerica's performance as Manager to the Portfolio was in the 5th quintile of the Morningstar Moderate Allocation Category and the Lipper Balanced Category for the one-, three- and five-year periods. The Trustees took into account SunAmerica's discussion of the Portfolio's performance and JP Morgan's performance with its JP Morgan Balanced Portfolio, which has a similar investment objective and investment strategy as the Portfolio. The Trustees also received information which reflected JP Morgan's investment performance for the JP Morgan Intrepid America Portfolio and JP Morgan Active Large Core Portfolio, which will be managed similar to the equity sleeve of the Portfolio. The Trustees concluded that SunAmerica's performance with respect to the Portfolio was such that the addition of JP Morgan as a subadviser could improve the Portfolio's performance.

      Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Trustees were informed, based on SunAmerica's judgment, that (1) any indirect costs incurred by JP Morgan in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of its subadvisory fee, and (2) any collateral benefits derived as a result of providing advisory services to the Portfolio are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Trustees concluded that any benefits that JP Morgan could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

      Profitability and Economies of Scale. In considering the profitability to JP Morgan in connection with its relationship with the Portfolio, the Trustees noted that the fees under the Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to JP Morgan from its relationship with the Portfolio was determined not to be a material factor in the Trustees' deliberations. For similar reasons, the potential for the Portfolio to experience economies of scale from JP Morgan's management of the Portfolio was not considered a material factor to the Trustees' consideration of JP Morgan.

      Terms of Subadvisory Agreement. The Trustees, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement including the duties and responsibilities undertaken by JP Morgan. The Trustees noted that the Subadvisory Agreement provides that JP Morgan will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the Subadvisory Agreement and concluded that the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders.

      Compliance. The Trustees considered whether JP Morgan was subject to any recent regulatory or compliance-related actions or investigations. The Trustees concluded that there was no material litigation or proceeding that would materially effect JP Morgan's ability to advise the Portfolio.

      Conclusions. In reaching their decision to approve the Subadvisory Agreement, the Trustees based their decision on the totality of the factors and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that JP Morgan possesses the capability and resources to perform the duties required of it under its Subadvisory Agreement.

OWNERSHIP OF SHARES

      As of January 31, 2006, there were 18,541,497 shares of the Portfolio outstanding. All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

                                                               SHARES            %
                                                             ----------        -----
AIG SunAmerica Life Assurance Company ("ASALAC")             12,308,120        66.38%
Variable Separate Account
ASALAC Variable Annuity Account Seven                         3,554,145        19.17%
                                                             ----------        -----
ASALAC Variable Annuity Account Four                          1,749,905         9.44%
                                                             ----------        -----
FSA Variable Separate Accounts                                  744,698         4.02%
                                                             ----------        -----
AIG Variable Account II                                         113,627         0.61%
                                                             ----------        -----
American General Life Insurance Company  ("AGLIC")               70,081         0.38%
Separate Account VLR
                                                             ----------        -----
American International Life Assurance Company                       382          0.0%
Separate Account B
                                                             ----------        -----
AGLIC Separate Account D                                             12          0.0%
      TOTAL SHARES OUTSTANDING....................           18,541,497          100%

      To SunAmerica's knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein for more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2005.

BROKERAGE COMMISSIONS

      For the Portfolio's fiscal year ended January 31, 2005, the Portfolio paid $821,403 in brokerage commissions, of which $750 or 0.09%, was paid to affiliated broker/dealers.

OTHER SERVICE AGREEMENTS

      Pursuant to the Advisory Agreement with SunAmerica, for the fiscal year ended January 31, 2005, the Trust paid SunAmerica $2,065,555 for its services. AIG SunAmerica Capital Services, Inc. distributes the Portfolio's shares and incurs the expenses of distributing the Portfolio's shares under a Distribution Agreement. AIG SunAmerica Capital Services, Inc. is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

SHAREHOLDER REPORTS

      Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

SHAREHOLDER PROPOSALS

      The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                      By Order of the Trustees,

                                      /s/ Nori L. Gabert
                                      ---------------------
                                      Nori L. Gabert
                                      Secretary
                                      Seasons Series Trust

Dated: March 16, 2006

                                                                       EXHIBIT A

                       AMENDMENT TO SUBADVISORY AGREEMENT

      This AMENDMENT TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of January 23, 2006 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

      WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

      WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated November 1, 2005 (the "Subadvisory Agreement") with respect to the Trust; and

      WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the SunAmerica Series Trust SunAmerica Balanced Portfolio. Schedule A is also attached hereto.

                                                            Annual Fee
                                                     (as a percentage of the
                                                   average daily net assets the
                                                    Subadviser manages in the
         Portfolio(s)                                     portfolio)

         SunAmerica Balanced Portfolio      0.40% on the first $50 million
                                            0.30% on the next $100 million
                                            0.25% thereafter

      Subadviser shall manage the SunAmerica Balanced Portfolio assets and shall be compensated as noted above.

      2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

      3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

      4. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

      AIG SUNAMERICA ASSET MANAGEMENT                   J.P. MORGAN INVESTMENT
      CORP.                                             MANAGEMENT INC.

      By: /s/ PETER A. HARBECK                          By: /s/ DAVID WARSOFF
          --------------------                              --------------------
      Name: Peter A. Harbeck                            Name:  David Warsoff
      Title: President and Chief Executive Officer      Title: Vice President

                                   SCHEDULE A

                           Effective January 23, 2006

                                                          ANNUAL FEE
                                                (AS A PERCENTAGE OF THE AVERAGE
                                                DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                                        MANAGES IN THE PORTFOLIO)
-----------------------------                   -------------------------------
Global Equities Portfolio                       0.45% on the first $50 million
                                                0.40% on the next $100 million
                                                0.35% on the next $350 million
                                                0.30% thereafter

SunAmerica Balanced Portfolio                   0.40% on the first $50 million
                                                0.30% on the next $100 million
                                                0.25% thereafter

                              SUBADVISORY AGREEMENT

      This SUBADVISORY AGREEMENT is dated as of November 1, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

      WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

      WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

      1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion without prior consultation with the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser,
(a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other investments including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to the Subadviser, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information; and (b) applicable laws and regulations.

      The Subadviser represents and warrants to the Adviser that it will manage the assets of the Portfolio in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with
(a) the applicable provisions of Subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code") ("Subchapter M") for each Portfolio to be treated as a "regulated investment company" under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws that Adviser notifies the Subadviser are applicable to the investment management of the Portfolio; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust and communicated to the Subadviser. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

      The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

      The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

      2. CUSTODY OF ASSETS. The Subadviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Portfolio. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the Portfolio's custodian. The Trust and Adviser shall have full responsibility for the payment of all taxes due on capital or income held or collected for the Portfolio and the filing of any returns in connection therewith or otherwise required by law. The Trust and Adviser shall direct the Portfolio's custodian to comply with all investment instructions given by Subadviser with respect to the Portfolio. The Portfolio's custodian shall provide the Subadviser with daily reports regarding the cash levels in the Portfolio. The Trust and Adviser shall provide Subadviser with reasonable advance notice of any subsequent changes in the Portfolio's custodian.

      3. PORTFOLIO TRANSACTIONS. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, the selection of broker-dealers and futures commission merchants to execute Portfolio transactions, and the negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio; provided, however, that for each Portfolio the total dollar amount of portfolio transactions which are engaged in with the Subadviser's affiliates, the Adviser and its affiliates in any fiscal year of the Trust, may not exceed 25% of the value of the Portfolio's total transactions in securities and other investments during the Trust's prior fiscal year. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the

Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

      (b) Notwithstanding Section 4(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may request the Subadviser to effect a specific percentage of a Portfolio's transactions in securities and other investments to certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:

            (1) All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

            (2) Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser's arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

            (3) If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

            (4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

            The Adviser acknowledges that the Subadviser may be unable to fulfill the Adviser's request for direction for a number of reasons, including but not limited to, those stated above.

      4. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

      5. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

      6. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

      7. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others, including other investment companies and accounts following the same investment strategy as the Portfolio. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      8. ADVERTISING. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of AIG SunAmerica Capital Services, Inc. ("SACS") or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser.

      9. PROXY VOTING. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

      10. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

      11. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

      12. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. The Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) ("Losses") arising from the Subadviser's rendering of services under this Agreement except for Losses resulting from the Subadviser's disabling conduct.

            (b) The Subadviser does not guarantee the future performance of the Portfolio or any specific level of performance, the success of any investment decision or strategy that Subadviser may use, or the success of Subadviser's overall management of the Portfolio. The Trust and Adviser understand that investment decisions made for the Portfolio by the Subadviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Subadviser will manage only the assets of the Portfolio allocated to its management by the Adviser and in making investment decisions for the Portfolio.

            (c) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all Losses to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser's disabling conduct, including but not limited to any material failure by the Subadviser to comply with the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

      (d) Under no circumstances shall the Adviser or the Subadviser be liable to any indemnitee for indirect, special or consequential damages, even if the Adviser or the Subadviser is apprised of the likelihood of such damages.

      13. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

      14. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

      With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

      This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

      15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      16. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

      17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

      18. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property," as defined in the Declaration, only shall be liable.

      19. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

      20. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

      Notwithstanding the foregoing, to the extent that any market counterparty with whom the Subadviser deals requires information relating to the Portfolio (including, but not limited to, the identity of the Portfolio and market value of the Portfolio), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Portfolio in accordance with the terms of this Agreement.

      21. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Subadviser in connection with the performance of its obligations hereunder is to be regarded by the Trust and the Adviser as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Subadviser, the Adviser and Trust will not disclose, in any manner whatsoever except as expressly authorized in this Agreement, any list of securities held by the Portfolios for a period of at least 30 days after month end, except that the Portfolios' top 10 holdings may be disclosed 16 days after month end. In addition, the Adviser may disclose, earlier than 30 days after month end, a list of the securities held by the Portfolios to certain third parties who have entered into a confidentiality agreement with the Trust.

      22. ADVISER REPRESENTATIONS. The Adviser represents and warrants to Subadviser that: (i) the Adviser have full power and authority to appoint Subadviser to manage the Portfolio in accordance with the terms of this Agreement, (ii) this Agreement is valid and has been duly authorized, does not violate any obligation by which the Adviser is bound, and when so executed and delivered, will be binding upon the Adviser in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity (and the Adviser agrees to provide Subadviser with evidence of such authority as may be reasonably requested by Subadviser).

      23. DELEGATION TO THIRD PARTIES. Subadviser may employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable Subadviser to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, Subadviser may provide information about the Portfolio to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. Subadviser will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve Subadviser of any of its obligations under this Agreement.

      24. TRADE SETTLEMENT AT TERMINATION. Termination will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination, the Subadviser shall be entitled, without prior notice to the Adviser or the Portfolio, to direct the Portfolio's custodian to retain and/or realize any assets of the Portfolio as may be required to settle transactions already initiated, and to pay any outstanding liabilities of the Subadviser with respect to such transaction. Following the date of effective termination, any new transactions will only be executed by mutual agreement between the Adviser and the Subadviser.

      25. FORCE MAJEURE. Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

      26. CUSTOMER IDENTIFICATION PROGRAM. To help the government fight the funding of terrorism and money laundering activities, Subadviser has adopted a Customer Identification Program, ("CIP") pursuant to which Subadviser is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate Subadviser's compliance with its CIP, Adviser and Trust hereby represent and warrant that (i) Portfolio's taxpayer identification number or other government issued identification number (see Exhibit A); (ii) all documents provided to Subadviser are true and accurate as of the date hereof; and (iii) Adviser agrees to provide to Subadviser such other information and documents that Subadviser requests in order to comply with Subadviser's CIP.

      27. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:          J.P. Morgan Investment Management Inc.
                     522 Fifth Avenue
                     New York, NY 10036
                     Attention: David Warsoff

Adviser:             AIG SunAmerica Asset Management Corp.
                     Harborside Financial Center
                     3200 Plaza 5
                     Jersey City, NJ  07311
                     Attention: Gregory N. Bressler
                                Senior Vice President and
                                General Counsel

with a copy to:      AIG Retirement Services, Inc.
                     1 SunAmerica Center
                     Century City
                     Los Angeles, CA 90067-6022
                     Attention: Mallary L. Reznik
                                Deputy General Counsel

      IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                AIG SUNAMERICA ASSET MANAGEMENT CORP.

                                By: /s/ PETER A. HARBECK
                                    ------------------------------------------
                                Name: Peter A. Harbeck
                                Title: President and Chief Executive Officer

                                J.P. MORGAN INVESTMENT MANAGEMENT INC.

                                By: /s/ DAVID M. WARSOFF
                                    ------------------------------------------
                                Name: David M. Warsoff
                                Title: Vice President